Exhibit 10(e)



                              First Amendment to
                             INTERCO INCORPORATED
                        Retirement Plan for Directors


     1.     The name of the Plan is changed to "Furniture Brands
     International Retirement Plan for Directors."

     2.     The following sentence is added to the end of Section 2 of the
     Plan:

            "Anything herein to the contrary notwithstanding, no non-employee director shall be eligible to receive benefits under the Plan unless he shall have been so eligible as of July 29, 1997."

     3. Section 3 of the Plan is deleted in its entirety, and the following is inserted in its stead:

            "Non-employee directors eligible to receive benefits under this Plan shall be paid the sum of $24,000 per year for the life of the non-employee director, commencing with the last day of the month next following his termination of service as a non-employee director.



     By Authority of the
     Furniture Brands International, Inc.
     Board of Directors

     July 29, 1997